As filed with the Securities and Exchange Commission on March 4, 2016
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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salesforce.com, inc.
(Exact name of registrant as specified in its charter)

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Delaware	94-3320693
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
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The Landmark @ One Market, Suite 300
San Francisco, California 94105
(415) 901-7000
(Address of principal executive offices) (Zip code)
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SteelBrick, Inc. 2013 Equity Incentive Plan
(Full title of the plan)
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Burke F. Norton, Esq.
Executive Vice President and Chief Legal Officer
salesforce.com, inc.
The Landmark @ One Market, Suite 300
San Francisco, California 94105
(415) 901-7000
(Name, address and telephone number, including area code, of agent for service)
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Copy to:
David J. Segre, Esq.
Michael E. Coke, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	371,627 (2)	$10.72 (3)	$3,983,841	$401

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the SteelBrick, Inc. 2013 Equity Incentive Plan from time to time (the “SteelBrick Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents 371,627 shares of the Registrant’s common stock issuable in connection with stock options, restricted stock and restricted stock units awarded under the SteelBrick Plan that were assumed by the Registrant on February 1, 2016 (the “Assumed Awards”), upon the closing of the acquisition of SteelBrick, Inc.

(3)
Estimated in accordance with Rule 457(h) based on $3.01, the weighted average exercise price per share of the outstanding options to purchase 328,079 shares of common stock and, with respect to 43,548 shares of common stock subject to restricted stock units, the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on March 1, 2016, of $68.78.

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SALESFORCE.COM, INC.
REGISTRATION STATEMENT ON FORM S-8
This Registration Statement on Form S-8 is being filed by salesforce.com, inc. (the “Company” or the “Registrant”) to register 371,627 shares of common stock of the Registrant, pursuant to the Company’s assumption of the outstanding options, restricted stock and restricted stock units awarded under the SteelBrick Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.
The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Corporate Secretary, The Landmark @ One Market, Suite 300, San Francisco, California 94105, (415) 901-7000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The Company hereby incorporates by reference in this registration statement the following documents:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016;

(b)
The information specifically incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 22, 2015;

(c)
The Company’s Current Reports on Form 8-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on February 2, 2016 and February 24, 2016, except to the extent that information therein is furnished and not filed with the Commission; and

(d)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act on June 21, 2004, including any amendment or report filed for the purpose of updating such description (No. 001-32224).

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities
Not applicable.

Item 5.	Interests of Named Experts and Counsel
Not applicable.

Item 6.	Indemnification of Directors and Officers
Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.
Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower the Company to enter into indemnification agreements with its directors and officers and require it to purchase insurance to the extent reasonably available on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption From Registration Claimed
Not applicable.

Item 8.	Exhibits
The Exhibit Index is hereby incorporated by reference.

Item 9.	Undertakings
A. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 4, 2016.

salesforce.com, inc.

By:	/s/ Burke F. Norton
Burke F. Norton Executive Vice President and Chief Legal Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Marc Benioff, Mark Hawkins, Joe Allanson, Burke Norton and Amy Weaver, and each of them, as his or her true and lawful attorney in fact, proxy and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Marc Benioff	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 4, 2016
Marc Benioff
/s/ Mark Hawkins	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 4, 2016
Mark Hawkins
/s/ Joe Allanson	Executive Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	March 4, 2016
Joe Allanson
/s/ Keith Block	Director, Vice Chairman, President and Chief Operating Officer	March 4, 2016
Keith Block
/s/ Craig Conway	Director	March 4, 2016
Craig Conway
/s/ Alan Hassenfeld	Director	March 4, 2016
Alan Hassenfeld
/s/ Colin Powell	Director	March 4, 2016
Colin Powell
/s/ Sanford R. Robertson	Director	March 4, 2016
Sanford R. Robertson
/s/ John V. Roos	Director	March 4, 2016
John V. Roos
/s/ Lawrence Tomlinson	Director	March 4, 2016
Lawrence Tomlinson
/s/ Robin Washington	Director	March 4, 2016
Robin Washington
/s/ Maynard Webb	Director	March 4, 2016
Maynard Webb
/s/ Susan Wojcicki	Director	March 4, 2016
Susan Wojcicki

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1	SteelBrick, Inc. 2013 Equity Incentive Plan and related forms of agreements.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in signature page to this registration statement).